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SORL Purchases Land and Manufacturing Plant
to Resolve Production Capacity Bottleneck

RUIAN CITY, Zhejiang Province, China, October 1, 2007 - SORL Auto Parts, Inc. (NasdaqGM: SORL) ("SORL" or the "Company"), a leading manufacturer and distributor of automotive air brake valves and related components in China, today announced that, through its subsidiary, Ruili Group Ruian Auto Parts Co. Ltd., it has purchased land rights, a manufacturing plant and office building with a total floor area of 66,177.91 square meters, or 712,333 square feet, from Ruili Group Co. Ltd. (“Ruili”), for 152 million yuan (US$20 million). The Company currently leases from Ruili and occupies approximately 50 percent of this production facility. Ruili will vacate the rest of the facility by the end of October. The appraisal of the assets was conducted by the leading independent appraiser, DTZ Debenham Tie Leung Ltd., and total asset value was appraised at 154 million yuan (US$20.3 million). As a result of this transaction, the acquired capacity expansion is expected to meet the Company’s growth demands for the next 2 to 3 years.

The purchase price will be paid by the Company by transferring to Ruili its $9 million investment in an existing project that includes a new-facility-in-progress and prepayment of land use rights, with the balance of $11 million to be paid by the end of October 2007 from the Company’s existing bank credit line.

“In order to solve the current production capacity bottleneck and meet the fast growing demand for our products in the domestic OEM, aftermarket and international markets, we have decided to purchase Ruili Group’s existing facility and scale up our capacity quickly to capture the market opportunity,” said Xiaoping Zhang, CEO of SORL. “Completing the new facility under construction would have delayed our capacity expansion until late 2008 and hindered our near-term growth. The Chinese commercial vehicle market has experienced significant growth this year and especially for heavy trucks. We are benefiting from the growth of commercial activity in China as well as robust government spending on infrastructure buildout and the maturing of the domestic logistic industry. We see very favorable market conditions for commercial vehicle auto parts. The land use rights and facilities purchased will add to our production starting in the late fourth quarter of 2007, expanding our capacity for continued growth and to enhance shareholder value.”

About SORL Auto Parts, Inc.

As China's leading manufacturer and distributor of automotive air brake valves, SORL Auto Parts, Inc. ranks first in market share in the segment for commercial vehicles weighing more than three tons, such as trucks and buses. The Company distributes products both within China and internationally under the SORL trademark. SORL ranks among the top 100 auto component suppliers in China, with a product range that includes 40 types of air brake valves and over 800 different specifications. The Company has three authorized international sales centers in Australia, United Arab Emirates, and the United States, with additional offices slated to open in other locations in the near future. For more information, please visit www.sorl.cn.

About DTZ

DTZ is one of the ‘big four’ global real estate advisers operating across Europe, Middle East and Africa (EMEA), Asia Pacific and the Americas. With a team of over 11,000 property professionals within its system operating across 140 cities in 45 countries, DTZ works with clients to provide innovative real estate, capital markets and business solutions worldwide. DTZ Holdings plc, which is the largest shareholder in the DTZ operations, is a publicly quoted company, listed on the London Stock Exchange since 1987. For more information, please visit www.dtz.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, those concerning our estimated sales and expected expansion of our production capacity as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results of the Company to differ materially from those anticipated, expressed or implied in the forward-looking statements. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those anticipated include risks related to new and existing products, product defects and any related product recall; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in China; any statements of belief or intention; any of the factors and risks mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2006 and any subsequent SEC filings. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

For further information, please contact:

Richard (Weihai) Cai
Investor Relations Manager
86-577-6581-7721
richardcai@sorl.com.cn

Kevin Theiss
Investor Relations
The Global Consulting Group
Tel: +1-646-284-9409
Email: ktheiss@hfgcg.com